Exhibit 5.1

November 10, 2011

PlainsCapital Corporation

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

Re:	PlainsCapital Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PlainsCapital Corporation, a Texas corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of up to 4,000,000 shares (the “Shares”) of Original Common Stock of the Company, par value $0.001 per share (the “Original Common Stock”), issuable under the PlainsCapital Corporation 2009 Long-Term Incentive Plan, as amended (the “Plan”).

In rendering the opinion set forth herein, we have reviewed (i) the Registration Statement, (ii) the Plan, (iii) the Form of Restricted Stock Award Agreement for restricted stock awards under the Plan, (iv) the Form of Restricted Stock Unit Award Agreement for restricted stock unit awards under the Plan, (v) the Forms of Stock Option Award Agreements for stock option awards under the Plan, (vi) the Third Amended and Restated Certificate of Formation of the Company (the “Certificate of Formation”), (vii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (viii) a specimen of the Company’s Original Common Stock certificate, (ix) resolutions of the Board of Directors of the Company, (x) resolutions of the Compensation Committee of the Board of Directors of the Company, (xi) a Report of the Inspector of Elections of the Company and (xii) correspondence on behalf of the U.S. Department of the Treasury. In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinion hereinafter expressed. As to various questions of fact material to the opinion expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares: (i) the resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Original Common Stock, (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Original Common Stock and (iv) the stock certificates (if any) representing the Shares will comply with the provisions of the Certificate of Formation and Bylaws of the Company, each as amended to date, and the laws of the state of Texas when the Shares are issued.

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that upon issuance of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

PlainsCapital Corporation

November 10, 2011

The opinion expressed herein is limited exclusively to the internal substantive laws of the State of Texas and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is given as of the effective date of the Registration Statement and we assume no obligation to update or supplement such opinion after the effective date of the Registration Statement to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP